Exhibit 10.2

Confidential Treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as “***”.  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

JOINT RESEARCH AND DEVELOPMENT AND LICENSE AGREEMENT

This Joint Research and Development and License Agreement (“Agreement”) is made March 27, 2007 (the “Effective Date”), by and between Givaudan Schweiz AG, 138 Überlandstrasse, 8600 Dübendorf Switzerland (“Givaudan”), and Redpoint Bio Corporation, a Delaware corporation having its principal place of business at 2005 Eastpark Boulevard, Cranbury, New Jersey 08512-3515 (“Redpoint”), each individually called a “Party” and together called the “Parties” herein.

RECITALS

WHEREAS, the Parties have significant knowledge of taste receptor technology and chemistry of flavour compounds; and

WHEREAS, the Parties desire to enter into a collaborative program for the discovery and development of Collaboration Compounds that have characteristics of Enhancer Compounds (as defined hereinafter) or Bitter Blocker Compounds (as defined hereinafter) and that act primarily through the modulation of the TRPM5 ion channel, a key molecular element in taste sensation;

WHEREAS, pursuant to the Research Plan and the Development Plan (as defined hereinafter), the Parties will work collaboratively in deriving Collaboration Compounds from chemical libraries, novel chemical synthesis and natural products libraries, selecting certain Selected Collaboration Compounds (SCCs), optimizing SCCs through development and regulatory approval to become Licensed Compounds;

WHEREAS, Givaudan desires to obtain from Redpoint and Redpoint desires to grant Givaudan a worldwide exclusive license to make, have made, use, sell, have sold and generally commercially exploit Licensed Products (as defined hereinafter) containing Licensed Compounds for use in the Field (as defined hereinafter); and

Givaudan and Redpoint desire to set forth their full agreement and understanding herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Parties agree as follows:

1.                                      Definitions

(a)                               “Auditor” has the meaning as set forth in Section 25.

(b)                              “Affiliate” means any corporation, company, partnership, joint venture, association or other entity, which directly or indirectly controls, is controlled by or is under common control with a Party. As used in this definition, the term “control” means direct or indirect beneficial ownership of 50% or more of the outstanding securities having voting rights in the general meeting.

(c)                               “Agreement” means this agreement, together with all appendices attached hereto, as it may be amended or supplemented from time to time hereafter by a written agreement executed by authorized representatives of both Parties.

(d)                              “Bitter Blocker Compound” means a compound that blocks or desensitizes bitter taste as determined by a human taste panel evaluation.

(e)                               “Collaboration” has the meaning as set forth in Section 2(a).

(f)                                 “Collaboration Compound” means an Enhancer Compound or a Bitter Blocker Compound which acts primarily through the modulation of the TRPM5 channel and that is discovered, identified, selected, synthesized, developed or otherwise derived under the Collaboration.

(g)                              “Collaboration Period” has the meaning as set forth in Section 2(a).

(h)                              “Commercial Sale” means, with respect to a Licensed Compound, any sale or distribution of a Simple Product or an Incorporated Product containing a Licensed Compound by Givaudan, its Affiliates or permitted sublicensee to a Third Party in the Territory.

(i)                                  “Commercialization Plan” has the meaning set forth in Section 17(a).

(j)                                  “Confidential Information” means all confidential information, including without limitation Inventions and Know-How disclosed by one Party to the other Party pursuant to this Agreement, including, without limitation, information and material (whether or not patentable) regarding technology, products, research, development, manufacturing, marketing, finances, personnel or other business information or objectives, subject to the exception under Article 26.

(k)                               “Consumer Research” means consumer research studies conducted by Givaudan, including taste testing on trained consumers using Givaudan’s proprietary protocols.

(l)                                  “Control” or “Controlled” means, with respect to Know-How, ability by a Party, as of the Effective Date or during the Term, to grant a license or sublicense in accordance with the terms of this Agreement, without violating the terms of any agreement by such Party with any Third Party that is in effect on the Effective Date.

(m)                            “CRO” means has the meaning set forth in Section 11.

(n)                              “Data Package” has the meaning set forth in Section 4(c).

(o)                                 “Development Plan” has the meaning set forth in Section 5(a).

(p)                                 “Effective Date” has the meaning set forth in the preamble.

(q)                                 “Enhancer Compound” means a compound which enhances sweetness or savory sensation as determined by human taste panel evaluation.

(r)                                    “Exercise Period” has the meaning set forth in Section 8(d)(ii).

(s)                                  “Feasibility Study” has the meaning set forth in Section 6(a).

(t)                                    “FEMA GRAS” means the process by which a compound is determined to be Generally Recognized as Safe by the Flavor and Extract Manufacturers Association expert panel.

(u)                                 “Field” means all uses in foods and beverages by human or animals. For clarity, “Field” shall not include any use as nutritional supplements, dietetics, nutraceuticals, prescription and non-prescription medicines. Notwithstanding the foregoing, “Field” shall include the healthy foods and beverages specified in Appendix J.

(v)                                 “FTE” means a full time equivalent person year consisting of a total of 235 days or 1760 hours per year of research and development activities.

(w)                               “FTE Rate” means *** per year per FTE, subject to adjustment as follows: effective beginning with calendar year 2008, the foregoing amount shall be increased on January 1 of each year by the percentage increase, if any, in the Consumer Price Index, as published by the U.S. Department of Labor, Bureau of Labor Statistics, since the last such increase (or in the case of the first such increase, the Effective Date) and such increase shall be not exceed 3% per year and shall be effective on a going-forward basis until further adjusted under this definition.

(x)                                   “Incorporated Product” means a flavour or food ingredient system containing a Licensed Compound.

(y)                                 “Invention” means any invention, including any new and useful process, method, or composition of matter, or improvement thereto, whether or not patentable.

(z)                                   “Know-How” means Materials, information and data, whether or not patentable, which is not generally known to the public, including, without limitation, compounds, substances, designs, concepts, assays, formulae, software, techniques, practices, processes, methods, knowledge, skill, experience, expertise, technical information, including pharmacological, toxicological and clinical test data, analytical and quality control data, patent and other legal data or marketing, sales and manufacturing data.

(aa)                            “Licensed Compound” means a SCC that is licensed and provided by Redpoint to Givaudan pursuant to Section 15 of this Agreement.

(bb)                          “Licensed Patent Rights” mean, with respect to a Licensed Compound, all Patent Rights contained in the applicable Licensed Technology.

(cc)                            “Licensed Product” means a Simple Product or an Incorporated Product.

(dd)                          “Licensed Technology” means, with respect to a Licensed Compound, all Redpoint Technology owned or Controlled by Redpoint as of the date of the license grant by Redpoint to Givaudan pursuant to Section 15, that is necessary for making, having made, use, sale, and offer for sale of such Licensed Compound.

(ee)                            “Major Market” means any of the following countries or territories: (i) the United States, (ii) European Union, (iii) Japan, (iv) China (v) Mexico, (vi) Brazil and (vii) Argentina.

(ff)                                “Marketing Reports” has the meaning set forth in Section 17(b).

(gg)                          “Materials” mean materials, substances, compounds, and chemicals, including without limitation, Collaboration Compounds.

(hh)                          “Net Sales” means the gross amount received from Third Parties by Givaudan, its Affiliates and permitted sublicensees for the sale of the Simple Products or the Incorporated Products, or by Redpoint for the sale of the products containing a Collaboration Compound, as the case may be, less deductions for:

(i)                                     *** discounts actually granted to the extent *** by the Parties to the applicable products;

(ii)                                  *** (including, without limitation, ***) actually allowed or given for ***;

(iii)                               *** and other *** actually incurred in *** the applicable products to a ***, to the extent not reimbursed by the ***;

(iv)                              *** (including, without limitation, *** and ***), *** and *** for the applicable products that are ***, to the extent that was actually allowed or given; and

(v)                                 *** and other *** incurred in connection with the sale, *** of the applicable products.

(ii)                                  “Party” or “Parties” has the meaning as set forth in the Preamble.

(jj)                                  “Patents” means all patents and patent applications and all patent applications hereafter filed, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

(kk)                            “Proof of Concept for A Bitter Blocker Compound” means, with respect to a Bitter Blocker Compound, proof of concept demonstrated in a human taste panel evaluation as set forth below:

(i)                                     The bitter blocker is safe for conducting human tasting at ***; and

(ii)                                  Demonstration that the effect is due to modulation of TRPM5, not an off-target effect; and

(iii)                               Demonstration in a human sensory evaluation of a *** in the *** of a *** solution of *** with *** compound at ***.

(ll)                                  “Proof of Concept for An Enhancer Compound” means, with respect to an Enhancer Compound, proof of concept demonstrated in a human taste panel evaluation as set forth below:

(i)                                     The enhancer compound is safe for conducting human testing at *** and

(ii)                                  Demonstration that the effect is due to modulation of TRPM5, not an off-target effect; and

(iii)                               Demonstration in a human sensory evaluation that the enhancer compound at a concentration of *** can increase the sweetness of a *** solution by ***.

(mm)                      “Redpoint Technology” means the Know-How (including that described or claimed in the Patent Rights) related to taste receptor technology owned or Controlled by Redpoint, to the extent it is related to the Field.

(nn)                          “Regulatory Approval” has the meaning set forth in Section 5(c)(i).

(oo)                          “Research Plan” has the meaning set forth in Section 4(a).

(pp)                          “Reserved Enhancer Compound” has the meaning set forth in Section 8(d)(ii).

(qq)                          “ROFR” has the meaning set forth in Section 8(d)(iii).

(rr)                                “SCC” or “Selected Collaboration Compound,” means a Collaboration Compound that is selected by the Steering Committee pursuant to Section 4(e) for development under the Development Plan.

(ss)                            “Sensory Data” means the taste testing data that Givaudan collected from trained consumers using its proprietary protocols in conducting its Consumer Research.

(tt)                                “Simple Product” means a Licensed Compound which is sold on a stand-alone or solvent diluted basis.

(uu)                          “Steering Committee” has the meaning set forth in Section 3(a).

(vv)                          “Term” has the meaning set forth in Section 16(a).

(ww)                      “Third Party” means any party other than Redpoint, Givaudan and their respective Affiliates.

(xx)                              “Third Party Claim” has the meaning set forth in Section 9(c)(i).

(yy)                          “Third Party Infringement” has the meaning set forth in Section 9(b)(i).

(zz)                              “TRPM5” means the Transient Receptor Potential Cation Channel, Subfamily M, Member 5.

(aaa)                      “Valid Claim” means a claim under an issued patent or a patent application, which has not (i) expired or been canceled, (ii) been declared invalid by an irreversible and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (iv) been abandoned.

I.                                         RESEARCH AND DEVELOPMENT COLLABORATION

2.                                                                                      Collaboration and Collaboration Period

(a)                                  Collaboration.  During a period of *** months starting from the Effective Date, as such period may be extended pursuant to Section 2(b) hereof, (the “Collaboration Period”), the parties shall collaborate to discover and develop Collaboration Compounds, pursuant to the Research Plan and the Development Plan (collectively, the “Collaboration”).

(b)                                 Givaudan’s Option to Extend Collaboration Period.  Givaudan shall have the option to extend the Collaboration Period by continuing to fund the Collaboration at the full FTE staffing level for the *** period pursuant to Section 10 for *** subsequent *** periods, which option shall be exercised by giving Redpoint written notice *** prior to the expiration of the Collaboration Period.

3.                                      Steering Committee

(a)                                  Formation and Composition of Steering Committee.  No later than ten (10) days after the Effective Date, the parties shall establish a joint steering committee (the “Steering Committee”).  Each Party is entitled to name two members to the Steering Committee and shall appoint one of its members to act as a co-chairperson.  Each member of the Steering Committee shall be an officer or employee of the relevant Party or its Affiliate and shall possess sufficient experience and seniority to enable him or her to make a meaningful contribution to the Steering Committee.  The initial members of the Steering Committee and co-chairpersons are listed on Appendix A.  The Steering Committee shall manage the Collaboration and carry out its functions, which are set forth on Appendix B.

(b)                                 Operation.  Each Party shall have one vote on the Steering Committee, which vote shall be cast by its co-chairperson or another member designated by such co-chairperson.  Both Parties must vote in the affirmative to allow the Steering Committee to take any action that requires the vote of the Steering Committee.  Any disagreements within the Steering Committee shall be resolved through good faith discussions among the committee members.  Any unresolved disputes shall be subject to the procedures outlined in Section 38, or as otherwise mutually agreed upon by the Parties in writing.

(c)                                  Meetings.  The Steering Committee shall first meet no later than thirty (30) days after the Effective Date and thereafter shall meet every three (3) months, or as frequently as the Parties may decide, at a mutually acceptable time and location and using mutually acceptable formats including teleconferencing and videoconferencing.  Each Party will bear its own expenses relating to the meetings and activities of the Steering Committee.  Each Party shall use commercially reasonable efforts to cause its representatives to attend the meetings of the Steering Committee.  If a Party’s representative is unable to attend a meeting, such Party may designate a substitute representative to attend such meeting.  In addition, each Party may, at its reasonable discretion, invite additional employees, and, with the consent of the other Party, consultants or scientific advisors to attend the meetings of the Steering Committee as non-voting observers.  Either Party may call a special meeting of the Steering Committee by providing at least fifteen (15) days, written notice to the other Party specifying the date, time, place and proposed agenda.

(d)                                 Minutes.  During the Collaborative Period, the co-chairperson of Redpoint shall promptly prepare and deliver to the members of the Steering Committee the minutes of meetings of the Steering Committee for review and approval by both Parties and shall keep complete and accurate records of the minutes of the meetings of the Steering Committee.

4.                                                                                      Research Plan and Its Implementation

(a)                                  Initial Research Plan.  The initial research plan is set forth in Appendix C and incorporated into this Agreement by reference (as amended from time to time pursuant to this Agreement, the “Research Plan”).

(b)                                 Modification of the Research Plan.  During the Term, either Party may propose changes to the Research Plan in writing to the Steering Committee.  The proposed changes shall be reviewed and discussed by the Steering Committee at the first quarterly meeting that is held at least thirty (30) days after the submission of the proposed changes.  The Research Plan shall be modified to incorporate the proposed changes, if and only to the extent that such proposed changes have been unanimously adopted by the Steering Committee in writing.  Notwithstanding the foregoing, in the event a Party provides reasonable evidence to demonstrate that an activity contemplated by the Research Plan is not commercially feasible or practical, the Research Plan shall be modified accordingly.

(c)                                  Implementation of Research Plan by Redpoint.  Redpoint shall use its ***, using the resources received under Sections 19 and 20, to carry out the responsibilities and obligations assigned to it under the Research Plan.  Redpoint shall prepare and submit to the Steering Committee with information on all Collaboration Compounds discovered pursuant to the Research Plan, including information on ***, samples of Collaboration Compounds adequate for full evaluation and *** estimates (“Data Package(s)”).

(d)                                 Implementation of Research Plan by Givaudan.  Givaudan shall use its *** to carry out the responsibilities and obligations assigned to it under the Research Plan.

(e)                                  Selection of SCCs.  Each time Redpoint submits a Data Package, the Steering Committee shall review and evaluate whether a Collaboration Compound contained in such Data Package shall be selected for development under the Development Plan.  Such determination shall be made with the assistance of Redpoint under the criteria adopted by the Steering Committee.  Such determination shall be made within a mutually agreeable period from receiving such Data Package, not to exceed *** days.

5.                                      Development Plan and Its Implementation; Regulatory Matters

(a)                                  Initial Development Plan.  The initial development plan is set forth in Appendix D and incorporated into this Agreement by reference, and within thirty (30) days of the selection of a SCC, shall be supplemented for the development of such SCC (as amended from time to time pursuant to this Agreement, the “Development Plan”).

(b)                                 Implementation of Development Plan.

(i)                                     The implementation of the Development Plan shall (A) commence upon the Steering Committee’s selection of an SCC to be developed under the Development Plan and (B) subject to the Collaboration Period, and ***, or as determined by the Steering Committee.

(ii)                                  Givaudan shall use *** to carry out its responsibilities and obligations assigned to it in the Development Plan in accordance with the Development Plan.

(c)                                  Regulatory Filing.

(i)                                     Pursuant to the Development Plan, *** shall be responsible for making all regulatory filings to obtain ***, approvals of the *** regulatory authorities or the *** or other regulatory approvals for the use of the SCCs in the Field in the Major Markets (the “Regulatory Approval”).

(ii)                                  The regulatory filings shall be prepared and submitted through a CRO managed by Redpoint.  The selection of such CRO shall be subject to *** approval.  *** shall have the right to review and comment on the protocols being used to support the regulatory filings and *** shall use its reasonable efforts to take *** comments into account.

(iii)                               Redpoint shall exclusively own all regulatory filings made or filed by *** for all SCCs as well as the resulting Regulatory Approvals, and such Regulatory Approvals shall be subject to the license grants pursuant to Section 15(a).

(iv)                              To the extent it is ***, *** shall use its *** to include regulatory filings for a SCC that is a Bitter Blocker Compound for commercial use in the Field when making regulatory filings for such Compound outside the Field; provided that *** shall be responsible and *** for any *** by *** as a result of developing and preparing such regulatory filings with broader field applications in addition to the ***.  For clarity *** shall be free to use any Regulatory Approvals and related data to support its own program.

(v)                                 *** may file regulatory approvals in other territories outside the Major Markets at *** and ***.

(d)                                 Regulatory Cooperation.

(i)                                     *** shall use *** to provide *** with access to its regulatory expertise and assist *** in the performance of the foregoing activities.  *** shall provide *** with copies of all filings for obtaining Regulatory Approvals, data and determinations on the SCCs.

(ii)                                  In addition, each Party is obligated to:

a.                                       give timely notice to the other Party for any adverse events and product recall actions relating to any food or drink incorporating any SCCs; and

b.                                      report such adverse events as required by law.

6.                                      Natural Products Discovery Program

(a)                                  Feasibility Study.  As a part of the Collaboration, Redpoint agrees to conduct a feasibility study to evaluate the possibility for the discovery of *** Compounds and *** Compounds that are natural products and that act primarily through the modulation of the TRPM5 channel (the “Feasibility Study”). The parties agree that if such feasibility study is conducted by using any material that is ***, such material shall ***. The Steering Committee shall determine activities to be conducted in the Feasibility Study, which may include:

(i)                                     focused screening of specifically isolated natural products as defined from structure-activity relationships developed through chemical library screening;

(ii)                                  broad screening of purified natural products libraries in cell-based TRPM5 assay; and

(iii)                               evaluation of food process side streams as potential sources of lead compounds or precursors for biosynthetic modification.

(b)                                 Potential Expansion of the Collaboration.  Depending on the outcome of the Feasibility Study and upon the Parties’ mutual agreement, Givaudan and Redpoint will negotiate in good faith to modify or broaden the scope of this Agreement by amending this Agreement in writing to include research and development of Enhancer Compounds and Bitter Blockers Compounds acting through the TRPM5 channel that are natural products for use in the Field.  During the Collaboration Period, Redpoint will not enter into any collaboration with any Third Party to research and develop Enhancer Compounds and Bitter Blockers Compounds acting through the TRPM5 channel that are natural products for use in the Field.

7.                                      Reports

Each Party shall, within *** days of the end of each quarterly Steering Committee meeting, report to the other a written summary of the results of the research and development work it has carried out under this Agreement.  Each Party agrees to prepare and exchange written and electronic reports concerning any results and data required by either Party as supporting information for any regulatory filings.  The exchange of such report may be reasonably supplemented, at the request of the Party receiving the report, by correspondence.

8.                                      Redpoint’s Ownership and Givaudan’s Rights

(a)                                  Redpoint’s Ownership.  All Materials (including all Collaboration Compounds), Know-How, Inventions, either patentable or not patentable, all information of scientific or technical nature (including the Data Packages), and all Regulatory Approvals, created, developed or generated, obtained, or otherwise arising out of the Collaboration shall be solely and exclusively owned by Redpoint.

(b)                                 Disclosure and Assignment.  Givaudan agrees to promptly disclose or caused to be disclosed to Redpoint all Inventions made by or on behalf of Givaudan or any Affiliates during the course of the Collaboration.  Givaudan agrees to assign and cause its employees and employees of its Affiliates to assign to Redpoint all such Inventions made during the course of the Collaboration and to execute, and cause to be executed, all documentation necessary to perfect such assignments.

(c)                                  ***

(d)                                 Givaudan’s Rights.

(i)                                     During the Collaboration Period, Redpoint may not grant any commercial license to any Third Party under the applicable Licensed Technology with respect to any Collaboration Compounds for use in the Field.

(ii)                                  Subject to the rest of this Section 8(d), for *** after expiration (but not termination) of the Collaboration (the “Exercise Period”), Redpoint shall reserve up to *** (the “Maximum Number”) Collaboration Compounds that are Enhancer Compounds (the “Reserved Enhancer Compounds”) for Givaudan to obtain, upon granting of Regulatory Approval in the first Major Market, exclusive licenses with respect to such Reserved Enhancer Compounds *** for use in the Field; provided that in the event that the Collaboration is early terminated, such Maximum Number shall be ***  Within *** days after the expiration or termination of the Collaboration, *** shall provide *** with a list of the Reserved Enhancer

Compounds.  Givaudan’s option with respect to the Reserved Enhancer Compounds may be exercised at any time during the Exercise Period by providing Redpoint with a written notice setting forth the identity of the Reserved Enhancer Compound; provided that Givaudan shall reimburse Redpoint all fees and costs incurred by Redpoint after the expiration or termination of the Collaboration in researching and developing such Reserved Enhancer Compounds, including fees and costs relating to obtaining Patent Rights and Regulatory Approvals.

(iii)                               During the Exercise Period, Givaudan shall have a right of first refusal to obtain a license with respect to any Collaboration Compound other than the Reserved Enhancer Compounds for use in the Field in a Major Market (the “ROFR”), which Givaudan may exercise by giving written notice to Redpoint within *** days after receiving a notice from Redpoint of its intent to license out such Collaboration Compound for use in the Field.  If Givaudan fails to provide a timely written notice, or notifies Redpoint in writing that Givaudan does not desire to obtain a license such Collaboration Compound, then Redpoint shall have the right to grant a license with respect to such Collaboration Compound to a Third Party without any further obligation.  If Givaudan timely notifies Redpoint of its desire to obtain a license, then the Parties shall negotiate in ***. If Givaudan exercises its ROFR and Redpoint rejects Givaudan’s offer, Redpoint shall have a *** for the exploitation of such Collaboration Compound. If the offer of a Third Party (A) ***.  For clarity, Redpoint may withdraw its offer to license out such Collaboration Compound to any party at any time, in which case, the ROFR with respect to such Collaboration Compound shall remain available to Givaudan in the event Redpoint decides to license out such Collaboration Compound again.

(iv)                              In the event that the Collaboration is early terminated, (x) the Exercise Period for exercising the ROFR pursuant to Section 8(d)(iii) shall be reduced to *** years with respect to Collaboration Compounds that are Enhancer Compounds, and the number of such Enhance Compounds shall be reduced to a number equal to the product of (A) the total number of Collaboration Compounds that are Enhancer Compounds (other than the Reserved Enhancer Compounds) *** and (B) *** divided by *** and (y) the Exercise Period for *** pursuant to Section 8(d)(iii) shall be reduced to *** and Redpoint shall not be required to pay any royalty or sublicense fee under Section 24 with respect to any Collaboration Compound that is a Bitter Blocker Compound; provided further that Givaudan shall not have the ROFR to any Collaboration Compound if the termination occurs prior to the *** Effective Date.

(v)                                 For clarity, Givaudan’s rights set forth in Sections 8(d)(ii) to 8(d)(iv) above are limited to commercial licenses for use in the Field and shall not affect Redpoint’s right to conduct any research for any purposes or grant any Third Party any license for use outside the Field with respect to any Collaboration Compound (including Licensed Compounds and Reserved Enhancer Compounds).

9.                                      Patents

(a)                                  Prosecution and Maintenance of Patent Rights.

(i)                                     Redpoint’s Rights.  Redpoint shall be responsible for filing and prosecuting the patents and patent applications in the Major Markets and any other countries upon Givaudan’s written request for the Collaboration Compounds.  Givaudan shall reimburse Redpoint for all costs associated with prosecuting and maintaining Patent Rights relating to the Collaboration Compounds in the Major Markets and such other countries, including all costs associated with prosecution of patent applications and all maintenance fees and annuities for any patents issuing therefrom.  Redpoint will render, upon request, any reasonable assistance required for the filing of such patent application. To the extent the Reserved Enhancer Compounds and Licensed Compounds are used or commercially exploited by Redpoint outside the Field, the costs associated with prosecuting and maintaining the patents shall be ***.

(ii)                                  Givaudan’s Rights.  If Redpoint opts against filing a patent application on a Collaboration Compound, Givaudan ***.

(iii)                               Decision on Patenting. The *** shall take all decisions relating to the patenting of the Inventions.

(b)                                 Enforcement of Patent Rights.

(i)                                     Notification.  Each Party shall provide the other with timely written notice of all known infringements and other unauthorized uses by any Third Party of any Patent Right relating to a Licensed Compound or Reserved Enhancer Compound for use in the Field in a Major Market (the “Third Party Infringement”).

(ii)                                  Enforcement of Patent Rights with Respect to Licensed Compounds or Reserved Enhancer Compounds.  With respect to a Licensed Compound that is a Bitter Blocker Compound, at its own *** expenses, *** may *** to enforce the Licensed Patent Rights against any Third Party Infringement relating to such Licensed Compound at Givaudan’s expenses pursuant to terms and conditions set forth herein; provided Redpoint shall not be obligated to enforce such Licensed Patent Rights if such enforcement could have an adverse impact on Redpoint.  With respect to a Licensed Compound that is an Enhancer Compound or Reserved Enhancer Compound, Redpoint shall have the first right, but not the obligation to enforce the Licensed Patent Rights against any Third Party Infringement at Givaudan’s expenses relating to such Licensed Compound or Reserved Enhancer Compound pursuant to terms and conditions set forth herein.  In the event Redpoint fails to initiate its enforcement of the Licensed Patent Rights within *** days of its receipt of the request from Givaudan, Givaudan may, at its own *** expenses, enforce the Licensed Patent Rights against the Third Party Infringement relating to such Licensed Compound or Reserved Enhancer Compound pursuant to terms and conditions set forth herein.  Any recovery obtained from the Third Party shall *** and *** in ***.  The remaining recovery, if any, shall be granted to *** and included in the ***. In the event Givaudan has not *** take action against any Third Party Infringement within *** after notice of such Third Party Infringement, Redpoint may, but shall not be required to, take such action as Redpoint may deem appropriate to prevent or enjoin the Third Party Infringement.  In such event, Redpoint shall act at its ***, and Givaudan shall reasonably cooperate with Redpoint.  Any recovery obtained under such action shall belong solely to Redpoint.

(c)                                  Defense Against Third Party Claims.

(i)                                     Notification.  If any warning letter or other notice of infringement is received by a Party, or any action, suit or proceeding is brought against a Party, alleging infringement of a Patent Right of any Third Party in any aspect arising out of the manufacture, sale or use of a Licensed Product in the Field in a Major Market (the “Third Party Claim”), such Party shall promptly notify the other Party.

(ii)                                  Defense of Patent Rights with Respect to Licensed Compounds.  Each Party shall have full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms, with respect to a Third Party Claim against such Party and at such Party’s expense; provided that Givaudan shall not settle any Third Party Claim without Redpoint’s prior written approval.  Givaudan shall in good faith execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with Redpoint’s defense or settlement of such Third Party Claim.

10.                               Personnel

(a)                                  Research and Development of Enhancer Compounds.  Commencing from the Effective Date, Givaudan shall fund Redpoint the following number of FTEs to support the research and development of Enhancer Compounds during the Collaboration Period:

*** FTEs	First *** month period

*** FTEs	Second *** month period

*** FTEs	Third *** month period

*** FTEs	Last *** month period

(b)                                 Research and Development of Bitter Blocker Compounds.  Commencing from the Effective Date, Givaudan shall fund Redpoint the following number of FTEs to support the research and development of Bitter Blocker Compounds during the Collaboration Period:

*** FTEs	First *** month period

*** FTEs	Second *** month period

*** FTEs	Third *** month period

*** FTE	Last *** month period

The Parties anticipate that Redpoint will provide dedicated scientific and technical staff in support of the Collaboration.  Redpoint shall also be able to use allocated FTE funds, *** to support outsourced contract synthetic chemistry efforts at ***.

11.                               Delegation to a Contract Research Organisation

Subject to Section 20, Redpoint may delegate part of its research or regulatory obligations to a Contract Research Organisation (hereafter “CRO”) of its choice. Notwithstanding the foregoing, the regulatory CRO shall ***.

The tasks that may be delegated to the CRO are described in Appendix E.

 Other than the CROs *** for conducting regulatory obligations, the CROs will act on behalf of Redpoint which shall *** correct performance of the research obligations under the Agreement.

Redpoint shall procure that the CRO be bound by the same *** obligations as those under this Agreement.

12.                               Delegation to Givaudan’s Affiliates

Givaudan shall be entitled to delegate part or all of its obligations under the Research Plan or the Development Plan to any of its Affiliates.  It shall in any event remain fully liable to Redpoint for the proper performance of the Agreement by any of its Affiliates.

13.                               Exclusive Cooperation

During the Collaboration Period, Redpoint shall research and develop Enhancer Compounds and Bitter Blocker Compounds that act primarily through the modulation of TRPM5 receptor for use in the Field exclusively with Givaudan and Givaudan shall not perform any discovery work involving the TRPM5 receptor by itself or with any Third Party.  For the sake of clarity, nothing in this Agreement shall prevent Redpoint from conducting research or any other activities with any Third Party outside the Field and nothing in this Agreement shall prevent either Party from conducting research or any other activities in the Field unrelated to the TRPM5 receptor.  For further clarity, upon expiration or termination of the Collaboration Period, Redpoint shall be free to pursue, with or without Third Parties, new research to identify sweetness or savory enhancers and bitter blockers acting at TRPM5 for use in any field in any product markets.

14.                               Termination of the Collaboration

(a)                                  Termination of Collaboration by Givaudan.  Givaudan may terminate the Collaboration prior to the end of the Collaboration Period by giving Redpoint *** days’ prior written notice, if

(i)                                     the Licensed Patent Rights to the extent they claim TRPM5 receptors are no longer Valid Claims in the *** or in at least *** of the following countries: ***;

(ii)                                  the Collaboration on Enhancer Compounds has not achieved Proof of Concept within *** months following the Effective Date;

(iii)                               all of *** during the Collaboration Period, unless Redpoint can demonstrate that it can *** with *** of *** and *** to assure *** and program ***;

(iv)                              if the path to Regulatory Approval deviates from the Development Plan and such costs relating to the Regulatory Approvals in the *** (toxicological testing procedures and filing fees) exceed *** dollars (US$***) per SCC; or

(v)                                 if Redpoint is *** or *** Givaudan listed on Appendix F; provided that Givaudan shall exercise such termination right by giving Redpoint written notice within *** days after the date of Redpoint’s written notification of the consummation of such ***.

(b)                                 Effect of Termination of Collaboration by Givaudan.  Givaudan’s early termination of the Collaboration shall be of no effect on the licenses already granted with respect to any Licensed Compounds prior to such termination of the Collaboration. These licenses shall remain in full force and effect and Givaudan’s rights *** shall *** to the extent as set forth in Section 8(d)(ii) and Givaudan’s *** shall also *** to the extent as set forth in Section 8(d)(iv).  In addition, if Givaudan terminates the Collaboration as a result of Redpoint’s *** a *** or *** of Givaudan pursuant to Section 14(a)(v), Givaudan shall have *** within *** years *** of the Collaboration on *** as set forth herein with respect to all *** as of the date of such termination, which *** has *** within *** days after Redpoint *** that a Third Party is interested in obtaining a commercial license with respect to such SCC; provided that Givaudan shall continue to reimburse *** all fees and costs incurred by Redpoint *** after such termination in obtaining Patent Rights and Regulatory Approvals with respect to such SCCs as it would otherwise be required to do had the Collaboration not been early terminated.

(c)                                  Termination of Collaboration As A Result of Breach.  A Party may the Collaboration if the other Party materially breaches its obligations with respect to the Collaboration and such breach is not cured or curable within *** days after it notifies the other Party in writing about such breach.  The failure of a Party’s *** obligations under the Collaboration shall be deemed a material breach by such Party.

(d)                                 Termination as a Result of Bankruptcy Proceeding.  A Party may terminate the Collaboration by providing written notice to the other Party upon (i) the filing of bankruptcy, receivership or similar proceeding due to insolvency (voluntarily or involuntarily) by the other Party or (ii) the dissolution, liquidation or other discontinuation of all or a significant part of the other Party’s business operations or the threat to cease to carry on all or a significant part of its business operations.  Any termination pursuant to this Section 14(d) shall be effective as of the date specified in the notice of termination.

(e)                                  Notice.  All communication relating thereto shall be made by registered post to the addresses mentioned in the notice section.

II.                                     LICENSING

15.                               Grant of License

(a)                                  Exclusive License Grant by Redpoint.  Upon the Regulatory Approval of an SCC in the first Major Market, Redpoint shall grant Givaudan an exclusive, non-assignable (except to its Affiliates) licence under the applicable Licensed Technology *** and the Regulatory Approval in such Major Market to make, have made, use, sell, have sold and generally commercially exploit such SCC in the Field, with the limited right to sublicense in accordance with Section 15(c).

(b)                                 Givaudan will use reasonable efforts to assist Redpoint in the manufacture of Licensed Products containing Licensed Compounds which are Bitter Blockers Compounds for use or commercial exploitation outside the Field, ***. In any event, such assistance may only be granted against *** and subject to a separate agreement to be negotiated in good faith.

(c)                                  Sublicense.  Givaudan may not sublicense its rights granted by Redpoint under this Agreement to any Third Party without Redpoint’s approval, which approval may not be unreasonably withheld. The parties understand that Givaudan shall be free to sublicense any of the rights granted under this Agreement to any of its Affiliates.  In each sublicense agreement with a permitted sublicensee, Givaudan shall require the sublicensee to comply with the terms and conditions of this Agreement.  Givaudan’s execution of a sublicense agreement shall not relieve Givaudan of any of its obligations under this Agreement.  Givaudan shall remain jointly and severally liable to Redpoint for any performance or non-performance of a sublicensee of Givaudan.

(d)                                 Redpoint’s Rights.  Except for the rights expressly granted to Givaudan under this Agreement, all right, title and interest in and to the Licensed Technology and Regulatory Approvals shall at all times remain with and be vested in Redpoint.

(e)                                  Covenant Not to Sue.  Each Party hereby covenants not to directly or indirectly initiate any legal proceeding or bring any claim against the other Party claiming the other Party’s infringement of any Know-How in manufacturing any product containing any Licensed Compound.

16.                               Term and Termination of the Licenses

(a)                                  Term.  Each license shall be for the duration of the later of (i) twelve years as of the first Commercial Sale of the applicable Licensed Compound, either as a *** or as an *** as long as the Licensed Technology remain, confidential or (ii) the date of the last to expire of the Valid Claim covering such Licensed Compound (the “Term”).

(b)                                 Early Termination.

(i)                                     Termination As A Result of Breach.  Either Party may terminate the licenses granted hereunder on a *** if the other Party materially breaches its obligations with respect to the applicable Licensed Compound, and such breach is not cured or curable within *** days.  The failure of a Party’s ***

obligations with respect to a license hereunder shall be deemed a material breach by such Party with respect to such license.

(ii)                                  Termination as a Result of Bankruptcy Proceeding.  A Party may terminate the licenses granted hereunder on a Licensed Compound-by-Licensed Compound basis by providing written notice to the other Party upon (i) the filing of bankruptcy, receivership or similar proceeding due to insolvency (voluntarily or involuntarily) by the other Party or (ii) the dissolution, liquidation or other discontinuation of all or a significant part of the other Party’s business operations or the threat to cease to carry on all or a significant part of its business operations.  Any termination pursuant to this Section 16(b)(ii) shall be effective as of the date specified in the notice of termination.

(iii)                               Termination as A Result of Termination of Collaboration.  Early termination of the Collaboration by Givaudan pursuant to Section 14(a) shall have the effect set forth in Section 14(b).

(c)                                  Termination for Convenience.   On a Licensed Compound-by-Licensed Compound basis, *** may terminate this Agreement with respect to a Licensed Compound at any time, without cause, with a notice of ***.  For clarity, Givaudan may not terminate the Collaboration except as provided in Section 14(a).

(d)                                 Effect of Termination in General.  Termination or expiration of the Collaboration, or any of the licenses for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.  Upon termination or expiration of the license with respect to a Licensed Compound, all licenses with respect to the applicable Licensed Technology and Regulatory Approvals granted under this Agreement with respect to such Licensed Compound shall terminate; it being understood that the termination or expiration of the license with respect one Licensed Compound shall not affect the rights and obligations hereunder with respect to any other Licensed Compounds.

(e)                                  Effect of Termination As A Result of Material Breach (as per article 16b (ii)).

(i)                                     Where Givaudan terminates any license with respect to a Licensed Compound that is an Enhancer Compound as a result of Redpoint’s material breach pursuant to Section 16(b)(i), then Givaudan shall ***.

(ii)                                  Where Givaudan terminates any license with respect to a Licensed Compound that is a Bitter Blocker Compound as a result of Redpoint’s material breach pursuant to Section 16(b)(i), then Redpoint shall ***.

(f)                                    Effect of Termination As A Result of Bankruptcy (as per Section 16b (ii)).  Where Givaudan terminates any license with respect to a Licensed Compound pursuant to Section 16(b)(ii), then Givaudan shall ***.

(g)                                 Return of Confidential Information and Materials.  Within *** days of the effective date of the expiration or termination of this Agreement in its entirety, each Party shall cooperate with the other Party in transferring to such other Party or destroying (as the other Party may elect), and causing its Affiliates and sublicensees to transfer or destroy (as applicable), all Confidential Information and Materials provided by the other Party.

(h)                                 Survival.  Without limiting the foregoing, Sections *** shall survive the termination or expiration of this Agreement for any reason.

17.                               Commercial Exploitation

(a)                                  Commercialization Plan.  With respect to each Licensed Compound, within *** days after the Regulatory Approval for such Licensed Compound in the first Major Market, Givaudan shall submit to Redpoint a proposed commercialization plan for all Major Markets (the “Commercialization Plan”).  Givaudan shall use *** to pursue the commercialization of such Licensed Compound (and any Licensed Products resulting therefrom) in accordance with such Commercialization Plan.

(b)                                 Annual Marketing Reports.  With respect to each Licensed Compound, after the Regulatory Approval for such Licensed Compound in the first Major Market, Givaudan shall deliver to Redpoint annual reports, which shall be due on the anniversary day of the receipt of the Regulatory Approval and which shall provide Redpoint with a reasonably detailed summary of its development, marketing and commercialization activities conducted with respect to such Licensed Compound (including products resulting therefrom) in the preceding year, including Givaudan’s progress towards the achievement of milestone events set forth in Section 22, together with updated sales forecast (the “Marketing Reports”).

(c)                                  Lack of Diligence.  Redpoint may terminate the license(s) granted herein to Givaudan with respect to a particular Licensed Compound in the relevant Major Market(s) , effective upon written notice to Givaudan, if:

(i)                                     Givaudan failed to cause regulatory filing to be made in each Major Market other than the first Major Market within *** months after obtaining the Regulatory Approval in the first Major Market and/or failed to obtain Regulatory Approvals in such Major Market within *** after obtaining the Regulatory

Approval in the first Major Market *** determines that it *** the Regulatory Approval and recommends not to make regulatory filing in such Major Market;

(ii)                                  Givaudan failed to provide to Redpoint Marketing Reports with respect to such Licensed Compound in such Major Market(s) for ***; and

(iii)                               Givaudan failed to use *** to carry out commercialization activities with respect to such Licensed Compound in such Major Market(s) for *** years.

III.                                 REMUNERATION

18.                               Technology Access Fee

In recognition of Redpoint’s prior investment in the Field and its ownership of Licensed IP, Givaudan shall make a one-time upfront payment by wire transfer to Redpoint of *** within *** days from execution of the Agreement.

19.                               Personnel

Givaudan shall assume the cost of the FTEs mentioned under Section 10 at the rate of *** per year per FTE researcher, payable ***, by wire transfer to Redpoint before the first day of each ***; provided the first payment in an amount prorated for the period starting from the Effective Date to the last day of the first *** shall be made on the Effective Date and that Redpoint shall invoice Givaudan each payment due under this Section 19.

20.                               Contract Research Organisation (CRO) Costs

Givaudan shall assume:

•                                          the reasonable CRO costs associated with the research and development of *** Compounds (e.g. toxicology, pharmacological screening, safety testing, etc.) plus an overhead rate of ***.

•                                          the reasonable Field—specific CRO costs associated with the research and development of *** Compounds (e.g. Field—specific taste testing) plus an overhead rate of ***.

CRO costs *** of the ***.  Givaudan shall pay Redpoint the CRO costs by wire transfer within thirty (30) days after the date of Redpoint’s invoice.

21.                               Reimbursement of Regulatory Costs

Givaudan shall reimburse Redpoint for all costs incurred by Redpoint in connection with obtaining Regulatory Approvals for use in the Field in the Major Markets as concerns the SCCs which are *** Compounds.  Givaudan shall make the reimburse payment by wire transfer within *** days after the receipt of Redpoint’s invoice.  If the path to regulatory approval deviates from the Development Plan and *** regulatory approvals (toxicological testing procedures and filing fees) *** per SCC, Givaudan *** Parties agree on ***. Redpoint shall assume *** costs incurred in connection with *** concerning *** Compounds.

22.                               Milestone payments

Givaudan shall make the following non-creditable, non-refundable milestone payments by wire transfer to Redpoint within *** days of the occurrence of the following milestone events, as determined by the *** (8 milestones):

(a)                                  Proof of Concept Milestone Givaudan shall pay to Redpoint the amount of

•                                          *** for the first Licensed Compound that is an ***; and

•                                          *** for the first Licensed Compound that is a *** Compound within *** from the occurrence of the following ***, events relating to the applicable Licensed Compound:

•                                          Achievement of Proof of Concept for An *** Compound or Proof of Concept for A *** Compound, respectively;

•                                          ***

•                                          ***

(b)                                 Regulatory Approval Milestone.

(i)                                     Givaudan shall pay to Redpoint the amount of

•                  *** for the first Licensed Compound that is an *** Compound; and

•                  *** for the first Licensed Compound that is a *** Compound within *** from the applicable Licensed Compound obtaining a ***.

(ii)                                  Givaudan shall pay to Redpoint the amount of

•                  *** for the first Licensed Compound that is an *** Compound; and

•                  *** for the first Licensed Compound that is a *** Compound within *** from the applicable Licensed Compound obtaining Regulatory Approval by the first of the *** or the *** or any other regulatory authority in a Major Market ***.

(c)                                  First Commercial Batch of Licensed Product Milestone

Upon first production in commercial quantities of a Licensed Compound (either as a Simple Product or an Incorporated Product) that is an ***, Givaudan shall pay to Redpoint the amount of ***.

Upon first production in commercial quantities of a Licensed Compound (either as a Simple Product or an Incorporated Product) that is a *** Compound Givaudan shall pay to Redpoint the amount of ***.

For the avoidance of doubt, production trials shall not be deemed to be made in commercial quantities for the purpose of this provision.

23.          Royalties Payable to Redpoint

(a)                                  Running Royalties.  Givaudan shall pay to Redpoint royalties based on the total combined Net Sales of the Simple Product(s) (on a stand-alone or solvent diluted basis), and/or on the total combined Net Sales of the Incorporated Product(s) (as the flavour or food ingredient system(s) containing the Licensed Compound(s)), sold by Givaudan and its Affiliates to Third Parties. The royalty rates (the “Running Royalties”) shall be as follows:

(i)                                     Total combined Net Sales of the Simple Product(s) sold on a stand alone or solvent diluted basis: ***

(ii)                                  Total combined Net Sales of the Incorporated Products sold as flavour compositions or food ingredient systems:

•                  Under *** dollars (US$***) in sales — ***

•                  *** dollars (US$***) to *** million dollars (US$***) in sales (i.e. next *** dollars (US$***) of sales) — ***

•                  *** dollars (US$***) to *** dollars (US$***) in sales (i.e. next *** dollars (US$***)) — ***

•                  *** dollars (US$***) and above: ***

See Appendix G for examples of the foregoing royalties calculation.

(b)                                 Minimum Royalties.  Givaudan shall pay to Redpoint a minimum annual total combined royalty of *** (the “Minimum Royalty”), which shall be paid within *** from the *** of the date when the first Regulatory Approval in a Major Market was obtained.  It shall run for *** years and *** by Givaudan during the applicable year.  The Minimum Royalty *** of termination of the Agreement in the course of the applicable year.

(c)                                  Sublicense Fees.  With respect to a Licensed Compound, Givaudan shall pay to Redpoint *** of the amount equal to the aggregate amount of all upfront or, milestones payments, and all payments and considerations in any other forms (in addition to royalty payments based on Net Sales of the Licensed Compound), received by Givaudan from its Third Parties sublicensees for the Simple Product or the Incorporated Product incorporating such

Licensed Compound for use in the Field; provided in the event such sublicense grants an *** right to a Givaudan customer, the percentage shall be increased from ***.

(d)                                 Payment.  The foregoing royalties and sublicense fees shall be paid by Givaudan to Redpoint by wire transfer within *** from the end of the *** to which they relate.

24.          Royalties Payable to Givaudan

(a)                                  Royalties on *** Compounds.  With respect to a Licensed Compound that is a *** Compound, Redpoint shall pay to Givaudan a *** royalty on Redpoint’s total combined Net Sales of the products containing such Licensed Compound outside the Field.  The aggregate amount of such royalty shall not exceed a total amount ***.

(b)                                 Sublicense Fees on *** Compounds.  With respect to a Licensed Compound that is a *** Compound, Redpoint shall pay to Givaudan *** of the amount equal to the aggregate amount of all upfront payments, milestone payments and royalties received by Redpoint from its sublicensees for the products containing such Licensed Compound for use outside the Field; provided that the aggregate amount of such royalty shall not exceed ***.

(c)                                  Sublicense Fees on *** Compounds.  With respect to a Licensed Compound that is an *** Compound, Redpoint shall pay to Givaudan *** of the amount equal to the aggregate amount of all upfront payments, milestone payments and royalties received by Redpoint from its sublicensees for the products containing such Licensed Compound for use outside the Field.

(d)                                 Payment.  The foregoing royalties and sublicense fees shall be paid by Redpoint to Givaudan by wire transfer within *** days from the end of the *** to which they relate.

25.          Audit

Each Party shall maintain and shall cause its Affiliates and sublicensees to maintain accurate books and records, which enable the calculation of milestone payments and royalties payable hereunder to be verified.  Each Party shall retain and shall cause its Affiliates and sublicensees to retain the books and records for each quarterly period for *** or such longer period as required by law after the year to which they relate.

Once per contract year, either Party shall have the right to have an auditing company of international reputation which the Parties may agree upon (the “Auditor”) auditing the other Party’s books of account or those of its relevant Affiliates, to the extent necessary to determine whether the other Party and its relevant Affiliates’ have paid royalties in compliance with the express terms of this Agreement.  Upon completion of the audit, the Auditor shall report only whether the audited Party is in compliance with this Agreement or, if not, the amount of any overdue payment.  Redpoint and Givaudan agree to accept the determination of the Auditor as binding and final, and if the audit reveals that the audited Party owes money to the other, then the audited Party shall promptly pay such sum to the other.  The cost of any such audit shall be borne by the Party requesting the audit, unless the audit reveals that the audited Party’s aggregate missing payments exceeds *** of the total amount due, in which case the audited Party shall bear the cost of the audit.

IV.           MISCELLANEOUS

26.          Confidentiality.

(a)                                  Confidential Information.  Each Party acknowledges that in the course of this Agreement it may have access to Confidential Information relating to the other Party. Subject to Section 8(c), all results and data (including the Materials and Data Packages) generated from the research and development under the Collaboration shall be considered Confidential Information of Redpoint and subject to the confidentiality requirements of this Section 26 and that the results of Consumer Research, the Commercialization Plan and the Marketing Reports shall be considered Confidential Information of Givaudan.  The content of this Agreement, the Research Plan and the Development Plan shall be considered Confidential Information of both Parties.  Notwithstanding the foregoing, Confidential Information shall not include information or materials received by the receiving Party if such information or materials:

•                  was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the receiving Party; or

•                  was lawfully received by the receiving Party from a Third Party which is not under a duty of confidentiality to the other Party; or

•                  was already in the possession of the receiving Party prior to the receipt thereof, directly or indirectly, from the other Party as demonstrated by contemporaneous evidence.

(b)                                 Confidentiality and Non-Use.  The Parties undertake:

•                  not to disclose any Confidential Information to any Third Party without the prior written consent of the other Party; and

•                  not to use any Confidential Information for any other purposes than the performance of this Agreement.

The Parties guarantee that the Confidential Information will be disclosed only to those of their employees who need to know it and agree to be bound by the terms and conditions of this Agreement, irrespective of whether they leave their service.

Affiliates of Givaudan are not regarded as Third Parties, and may be given access to Confidential Information received from Redpoint on a need-to-know basis, provided these companies have accepted to be bound by the terms of this provision.

Notwithstanding the foregoing, each Party shall use reasonable efforts to avoid disclosure of Confidential Information to any of its directors who represent a competitor or customer of the other Party.

(c)                                  Required Disclosure.  If the receiving Party becomes legally required to disclose Confidential Information, or any part thereof, then the receiving Party will give the other party prompt advance notice of such requirement.  The Party required to disclose such information must give written notice of such disclosure to the other Party sufficient in advance to allow the other Party to seek confidential treatment and protection and must cooperate with the other Party’s efforts to seek, at the request and expense of the other Party, all confidential treatment and protection for such disclosure as is permitted by applicable law.  If the other Party waives compliance with any of the terms of this Agreement or does not seek or is unable to obtain a protective order or other appropriate remedy with respect to such disclosure of Confidential Information, then the receiving Party agrees to disclose only that portion of the Confidential Information necessary to ensure compliance with such legal requirement.

(d)                                 Permitted Use and Disclosures.  Each Party may use or disclose Confidential Information disclosed to it by the other Party to the extent such use or disclosure is reasonably necessary and permitted in the exercise of the rights granted hereunder in:

•                  filing or prosecuting patent applications;

•                  conducting clinical trials; or

•                  submitting information for food additive approval applications;

provided that the disclosing Party shall give reasonable advance written notice of such disclosure to the other Party where reasonably possible and, save to the extent inappropriate in the case of patent applications, shall use its reasonable efforts to secure confidential treatment of such Confidential Information in consultation with the other Party prior to such disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

Notwithstanding the foregoing, either Party may disclose the material terms of this Agreement under an obligation of confidentiality at least as stringent as the confidentiality obligations hereunder to any potential sublicensee, potential acquirer, merger partner, bank, venture capital firm, or other financial institution to obtain financing.

(e)                                  Public Disclosure.  Except as otherwise required by law, rule or regulation (and then only to the extent required thereunder), neither Party shall issue a press release or make any other public disclosure of the terms of this Agreement without the prior approval of the other Party, which approval shall not be unreasonably withheld.  Each Party shall submit any such press release to the other Party prior to release, and the receiving Party shall have *** days to review and decide whether to approve any such press release, which approval shall not be unreasonably withheld.  The Parties hereby agree to issue their respective press releases with respect to the execution of this Agreement, substantially in the form attached hereto as Appendixes H1 and H2.

(f)                                    Publication of Results.  Subject to the express provisions of this Agreement, results and data obtained by either Party in the course of the Collaboration may be submitted for publication by Redpoint in accordance with Redpoint’s customary practices.  Redpoint shall send a copy of the proposed publication to Givaudan and shall allow Givaudan *** days from the date of receipt for review, comment and reasonable approval.

(g)                                 Equitable Relief.  Each Party acknowledges and agrees that any breach of the confidentiality and non-use provisions may cause irreparable harm to the other Party for which damages may not be an adequate remedy, and, accordingly, the other Party shall be entitled to seek equitable relief in addition to all other remedies available at law.

(h)                                 Term of Confidentiality and Non-Use.  The obligations of confidentiality and non-use under this provision shall be valid for the duration of this Agreement and for *** after its expiry, except with respect to the Confidential Information constituting trade secrets of a Party, in which case the obligations shall remain until such Confidential Information ceases to be trade secrets.

27.          Warranties, Liabilities and Indemnifications

Any Material exchanged between the Parties under this Agreement is understood to be experimental in nature.  Except as otherwise provided for below, neither Party makes representations and extends warranties of any kind, expressed or implied, as to merchantability of any Know-How or its fitness for a particular purpose.

Each Party shall use the Know-How at its own risk and warrants that it has full right and authority to enter into this Agreement and that to the best of its knowledge on the Effective Date its execution does not and will not cause it to be in breach of any obligation towards Third Parties under any agreement existing as of the Effective Date.

Redpoint warrants that

•              it will use its commercially reasonable efforts to ensure that the Licensed Compounds provided to Givaudan shall be free of any liens, and

•              to the best of its knowledge the use of the material technology applied by it for the purpose of this Agreement will not infringe the rights of any third parties, nor necessitate their approval.

•              to the best of its knowledge Redpoint has or will have the right to grant the applicable Licensed Technology and Regulatory Approvals to Givaudan pursuant to this Agreement.

The Parties agree to be bound by the indemnification provisions set forth on Appendix I hereto.

28.          Change in Circumstances

The failure of either Party to timely perform any obligation under this Agreement by reason of epidemic, earthquake, riot, civil commotion, fire, act of God, war, terrorist act, strike, flood, or governmental act or restriction, or other cause that is beyond the reasonable control of such Party shall not be deemed to be a material breach of this Agreement, but shall be excused to the extent and for the duration of such cause, and the affected Party shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities) and shall use commercially reasonable efforts to avoid or remove such cause, and shall perform its obligation(s) with the utmost dispatch when the cause is removed.

29.          Use of Name or Trademarks

Neither Party shall use another Party’s name or trademarks or its Affiliates’ names or trademarks for publicity or advertising purposes, without the written consent of the other Party.

30.          Assignment

This Agreement shall inure to the benefit of and be binding on the Parties, their successors and legitimate assigns.

The Parties shall not assign this Agreement or rights hereunder to any Third Party (understanding that Givaudan’s Affiliates are not considered to be Third Parties) without the other Party’s prior written consent, except to a company or other business entity which by merger, purchase, or otherwise acquires all or substantially all of the assets or business of the applicable Party, or with which such Party may be consolidated or merged, provided that such company or business entity or new formed entity confirms by written statement that it assumes all obligations under this Agreement.  Any assignment which conflicts with this paragraph shall be null and void and deemed to be a material breach of this Agreement.

31.          Independent Contractor Status

The Parties acknowledge and agree that they are independent contractors of each other, and shall not, either itself or any of its personal, for any purposes be considered to be an employee of the other Party.  This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the Parties.

32.          Severability

The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision hereof.  The invalid or unenforceable provision shall be deemed to be replaced by a provision which accomplishes, as close as legally possible, the purpose of the invalid or unenforceable provision.

33.          Waivers

The failure of either Party at any time to enforce any provision of this Agreement shall not be construed as a waiver of future compliance therewith, and said provision shall remain in full force and effect.  No waiver of any term or condition of this Agreement, on the part of a Party, shall be effective unless such waiver is in writing and signed by the other Party.

34.          Further Assurances

From time to time the Parties shall execute, acknowledge and deliver to each other any further documents, assurances and other matters, and shall take any other action consistent with the terms of this Agreement, that may reasonably be requested by a Party and necessary or desirable to carry out the purposes of this Agreement.  The Parties shall cooperate and use all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, approvals, orders, qualifications, authorizations, permits and waivers, if any, and to do all other things necessary or desirable for carrying out the proposes of this Agreement.

35.          Advice of Counsel

Givaudan and Redpoint have each consulted counsel of their choice regarding this Agreement and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and shall be construed accordingly.

36.          Entire Agreement

This Agreement, together with exhibits hereto, constitutes the entire agreement between Givaudan and Redpoint with respect to its subject matter,

and all prior and other agreements among them, oral or written, concerning the same subject matter are merged into this Agreement.  This Agreement may not be modified except by a writing signed by the Parties hereto.

37.          Governing Law and Jurisdiction

This Agreement and future amendments hereto shall be governed by, and construed in accordance with, the laws of the ***.  Any dispute arising out of, or in connection with, this Agreement that is initiated by Givaudan shall be submitted to a competent court located in the *** and any dispute arising out of, or in connection with, this Agreement that is initiated by Redpoint shall be submitted to a competent court located in ***.

38.          Dispute Resolution

Any dispute that may arise relating to the terms of this Agreement or the activities of the Parties shall be referred to the Steering Committee, who shall attempt in good faith to achieve a resolution.  If the Steering Committee is unable to resolve such a dispute within sixty (60) days of the first presentation of such dispute to the Steering Committee, such dispute shall be referred to the Chief Executive Officers of Givaudan and Redpoint (or their respective designee who has the authority to make decisions on behalf of such Party) who shall use good faith efforts to mutually agree upon the proper course of action to resolve the dispute.  If any dispute is not resolved by these individuals (or their designees) within thirty (30) days after such dispute is referred to them, or such longer period as they may mutually agree, then either Party shall have the right to litigate such dispute or to pursue such other dispute resolution mechanism as the Parties may agree.

39.          Notices

Any notice to be given to either Party hereto shall be in writing and shall be effective upon receipt or upon mailing by certified or registered mail, postage prepaid, and addressed as follows:

If to Givaudan:

Givaudan Suisse SA

5, chemin de la Parfumerie

1214 Vernier Switzerland

Attention: Legal Affairs

Any party may change the address designated by notifying the other parties in the manner provided above.

With a copy to:

Givaudan Flavors Corporation

1199 Edison Drive

Cincinnati Ohio 45216

U.S.A.

Attention: Robert Eilerman

If to Redpoint:

Redpoint Bio Corporation

2005 Eastpark Boulevard

Cranbury New Jersey 08512-3515

U.S.A.

Attention: Scott M. Horvitz

With a copy to:

Morgan Lewis & Bockius

1701 Market Street

Philadelphia Pennsylvania 19103

U.S.A.

Attention: Andrew Gilbert, Esq.

40.          Headings

The headings contained in this Agreement are inserted for convenience of reference only and shall not be a part of, control or affect the meaning hereof.

41.          Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

42.          Term and termination of the Agreement

This Agreement shall begin on the Effective Date. The parties may terminate the entirety of this Agreement at any time by mutual consent.

The Parties may also terminate the Collaboration and/ each license individually in accordance with Sections 14 and 16 of this Agreement.

In addition, Redpoint may terminate this Agreement, including the licenses granted hereunder if Givaudan has failed to pay the Minimum Royalty under Section 23b of this Agreement and has not corrected such default within 30 days after written notice thereof by Redpoint.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GIVAUDAN SCHWEIZ AG		REDPOINT BIO CORPORATION

By:	/s/ BOB PELLEGRINO	By:	/s/ F. RAYMOND SALEMME

By:	/s/ MAURICIO GRABER

By:	/s/ GILLES ANDRIER

Appendix A

List of Initial Members and Co-Chairpersons of Steering Committee

On Behalf of Redpoint

Co- Chairperson: ***

Initial Members:

On Behalf of Givaudan

Co-Chairperson: ***

Initial Members:

Appendix B

Functions of Steering Committee

The Steering Committee shall manage the Collaboration and carry out the following functions:

(i)                                     explore and evaluate the activities and progress of the Collaboration and provide strategic direction and performance criteria for the Collaboration;

(ii)                                  facilitate the cooperation of the Parties under the Collaboration;

(iii)                               review and amend, if necessary, the Research Plan and the Development Plan;

(iv)                              establish the criteria and protocol for selecting the SCCs;

(v)                                 review and evaluate the Data Packages and select the Reserved Enhancer Compounds and SCCs for development;

(vi)                              allocate resources and approve any annual CRO budget exceeding ***;

(vii)                           review program progress against milestones and determine when milestones have been achieved;

(viii)                        review progress of patent filings;

(ix)                                review regulatory filings and strategies, propose amendments to program strategy and make changes as necessary;

(x)                                   determine the activities to be conducted in the Feasibility Study;

(xi)                                approve the selection of the CRO that will be contracted to prepare and submit regulatory filings;

(xii)                             determination of patenting prosecution strategy; and

(xiii)                          development of a safety protocol for tasting ensuring safe practice for each Party.

Appendix C:

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Appendix C1.

***

Appendix C2

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Appendix D

***

Appendix E

List of Functions that may be delegated to CROs

Functions where tasks may be delegated to CROs may include the following:

Discovery:

•                  ***

•                  ***

•                  ***

•                  ***

•                  ***

Development

•                  ***

•                  ***

•                  ***

•                  ***

Appendix F

List of Givaudan Competitors and Customers

Competitors

***

Customers

***

Appendix G

***

Givaudan Press Release Draft	Appendix H1

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Redpoint Bio Press Release Draft	Appendix H2

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Appendix I

Indemnification Provisions

1.1           Redpoint Indemnification. Redpoint hereby agrees to defend and indemnify Givaudan, and its officers, directors, employees, agents and Affiliates (collectively, the “Givaudan Indemnitees”) from and against all Losses, liabilities, obligations, damages or other amounts payable to a Third Party, including reasonable attorney’s fees and costs of litigation (the “Loses”) resulting from a claim, demand, action, suit or other proceeding brought or threatened by a Third Party against a Givaudan Indemnitee based on any development, of a SCC or a Licensed Compound by Redpoint; a product liability claim on any Redpoint product incorporating any Licensed Compound relating to its use outside the Field, except to the extent such Losses are attributable to any negligence or willful misconduct of a Givaudan Indemnitee.

1.2           Givaudan Indemnification.  Givaudan hereby agrees to defend and indemnify Redpoint, and its officers, directors, employees, agents and Affiliates (collectively, the “Redpoint Indemnitees”) from and against all Losses, resulting from a claim, demand, action, suit or other proceeding brought or threatened by a Third Party against a Redpoint Indemnitee based on any development, manufacture, use, handling, storage, sale, or other disposition of a SCC or a Licensed Compound by or through Givaudan or its Affiliates or its permitted sublicensees; a product liability claim on any product incorporating any Licensed Compound relating to its use in the Field; or the practice by Givaudan of any license granted hereunder, except to the extent such Losses are attributable to any negligence or willful misconduct of a Redpoint Indemnitee.

1.3           LIABILITY LIMITATION.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY RESULTING FROM THIS AGREEMENT.

1.4           Procedure for Indemnification.  Each Party seeking to be reimbursed, indemnified, defended, and held harmless under Section 1.1 or 1.2 of this Appendix I (each, an “Indemnitee”) shall (i) provide the Party obligated to indemnify such Indemnitee (the “Indemnitor”) with prompt, written notice of any claim, suit, demand, or other action for which such Indemnitee seeks to be reimbursed, indemnified, defended, and held harmless (each, a “Claim”), which notice shall include a reasonable identification of the alleged facts giving rise to such Claim; (ii) grant such Party reasonable authority and control over the defense and settlement of any such Claim; and (iii) reasonably cooperate with such Party and its agents in defense of any such Claim, at the Indemnitor’s expense.  Each Indemnitee shall have the right to participate in the defense of any Claim for which Indemnitee seeks to be reimbursed, indemnified, defended, or held harmless, by using attorneys of such Indemnitee’s choice, at such Indemnitee’s expense.  Any settlement of a Claim for which any Indemnitee seeks to be reimbursed, indemnified, defended, or held harmless under this Appendix I shall be subject to the prior written approval of such Indemnitee, which approval shall not be unreasonably withheld, conditioned, or delayed.

Appendix J

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